Exhibit 3.1

ARTICLES OF CONSOLIDATION OF

FRIEDMAN PIPE AND STEEL COMPANY OF FORT WORTH, INC.

FRIEDMAN PIPE AND STEEL COMPANY OF HOUSTON, INC.

AND

FRIEDMAN REALTY, INC.

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Consolidation for the purpose of consolidating them into a new corporation:

1.     The following plan of consolidation, attached hereto as "Exhibit A" was approved by the Shareholders of each of the undersigned corporations in the manner prescribed by the Texas Business Corporation Act:

2.     As to each of the undersigned corporations, the number of shares outstanding and entitled to vote are as follows:

Name of corporation	Number of Shares Outstanding	Number of Shares Entitled to Vote

Friedman Pipe and Steel Company of Fort Worth, Inc.	2,214	2,214

Friedman Pipe and Steel Company of Houston, Inc.	1,740	1,740

Friedman Realty, Inc.	1,875	1,875

Name of corporation	Total Number of Shares Voted for Consolidation	Total Number of Shares Voted Against Consolidation

Friedman Pipe and Steel Company of Fort Worth, Inc.	2,214	-0-

Friedman Pipe and Steel Company of Houston, Inc.	1,740	-0-

Friedman Realty, Inc.	1,875	-0-

FRIEDMAN PIPE & STEEL COMPANY OF FORT WORTH, INC.

	By:	/s/ Ira Katzman
Its President and

/s/ Harold Friedman
Dated March 17th, 1965		Its Secretary

FRIEDMAN PIPE & STEEL COMPANY OF HOUSTON, INC.

By:	/s/ Harold Friedman
Its President

and

/s/ Jack Friedman
Its Secretary

FRIEDMAN REALTY, INC.

By	/s/ Jack Friedman
Its President

and

/s/ Harold Friedman
Its Secretary

THE STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

I, the undersigned, a Notary Public, do hereby certify that on this the 25th day of March, 1965, personally appeared IRA KATZMAN, who, being by me first duly sworn, said that he is the President of FRIEDMAN PIPE & STEEL COMPANY OF FORT WORTH, INC., that he signed the foegoing document as President of the corporation, and that the statements therein contained are true.

/s/ Notary Public
Notary Public, Tarrant County, Texas

THE STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

I, the undersigned, a Notary Public, do hereby certify that on this the 25th day of March, 1965, personally appeared Jack Friedman, who, being by me first duly sworn, said that he is the Secretary of FRIEDMAN PIPE AND STEEL COMPANY OF HOUSTON, INC., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Notary Public
Notary Public, Tarrant County, Texas

THE STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

I, the undersigned, a Notary Public, do hereby certify that on this the 25th day of March, 1965, personally appeared JACK FRIEDMAN, who, being by me first duly sworn, said that he is the President of FRIEDMAN REALTY, INC., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Notary Public
Notary Public, Tarrant County, Texas

“EXHIBIT A”

AGREEMENT AND PLAN OF CONSOLIDATION

This Agreement and Plan of Consolidation, dated the 27th day of January, 1965, between FRIEDMAN PIPE & STEEL COMPANY OF FORT WORTH, INC., (hereinafter referred to as FORT WORTH) and a majority of directors thereof duly acting as the Board of Directors thereof, FRIEDMAN PIPE & STEEL COMPANY OF HOUSTON, INC., (hereinafter referred to as HOUSTON) and a majority of directors thereof duly acting as the Board of Directors thereof, and FRIEDMAN REALTY, INC., (hereinafter referred to as REALTY) and a majority of directors thereof duly acting as the Board of Directors thereof; said corporations being herein collectively referred to as the "Constituent Corporations".

W I T N E S S E T H:

WHEREAS, FORT WORTH is a corporation duly organized and existing under the laws of the state of Texas, having as of the date of this agreement authority to issue 2,400 shares of common stock only of the par value of $100.00 per share, 2,214 shares of which common stock are issued and outstanding as of the effective date of this agreement; and

WHEREAS, HOUSTON is a corporation duly organized and existing under the laws of the State of Texas, having as of the date of this agreement authority to issue 2,400 shares of common stock only of the par value of $100.00 per share, 1,740 shares of which common stock are issued and outstanding as of the effective date of this agreement; and

WHEREAS, REALTY is a corporation duly organized and existing under the laws of the State of Texas, having as of the date of this agreement authority to issue 2,000 shares of common stock only of the par value of $100.00 per share, 1,875 shares of which common stock are issued and outstanding as of the effective date of this agreement; and

WHEREAS, the respective Boards of Directors of said corporations deem it advisable in order to centralize and mechanize accounting systems and improve credit ratings of the Constituent Corporations and generally to the advantage and welfare of said corporations and their respective stockholders that the Constituent Corporations be consolidated into a single consolidated corporation under and pursuant to the provisions of the Texas Business Corporation Act of the State of Texas;

NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants, grants, and provisions herein contained, the parties hereto hereby agree, pursuant to the provisions of the aforesaid Texas Business Corporation Act, that FORT WORTH, HOUSTON, and REALTY shall be and are hereby consolidated into a single consolidated corporation which shall be governed by the laws of the State of Texas; the time at which consolidation becomes effective being hereafter referred to as  "the effective date of the consolidation" and such consolidated corporation being hereinafter referred to as the NEW CORPORATION; and that the terms and conditions of the consolidation hereby agreed upon and the mode of carrying the same into effect are as follows:

ARTICLE ONE

FORT WORTH, HOUSTON, and REALTY shall consolidate into the NEW CORPORATION pursuant to the Texas Business Corporation Act of the state of Texas. The name of the NEW CORPORATION is and shall be FRIEDMAN PIPE & STEEL CO. (hereinafter referred to as FRIEDMAN).

ARTICLE TWO

The date upon which this consolidation shall become effective, if at all, shall be upon the completion of the issuance of certificates of consolidation by the Secretary of State of the State of Texas as envisaged by Article 5.05 of the Texas Business Corporation Act, which date is sometimes referred to herein as "the effective date of this consolidation".

ARTICLE THREE

The separate existence of FORT WORTH, HOUSTON, and REALTY, except insofar as it may be continued by statute, shall cease upon the effective date of this consolidation, and thereupon FORT WORTH, HOUSTON, and REALTY shall become and be a single corporation, to-wit, FRIEDMAN.

ARTICLE FOUR

The statements set forth in the articles of consolidation, incorporating therein this plan of consolidation, and which are required or permitted to be set forth in the Articles of Incorporation of corporations organized under this act shall be deemed to be Articles of Incorporation of the new corporation.

ARTICLE FIVE

The manner and the basis of converting the shares of capital stock of FORT WORTH, HOUSTON, and REALTY into shares of capital stock of the NEW CORPORATION shall be as follows:

(a)      On the effective date of this consolidation, each full share of common stock of FORT WORTH then issued and outstanding, and all rights in respect thereof, shall be deemed converted into 1.39 shares of common stock of the NEW CORPORATION; each full share of common stock of HOUSTON then issued and outstanding, and all rights in respect thereof, shall be deemed converted into 2.10 shares of common stock of the NEW CORPORATION; each full share of common stock of REALTY then issued and outstanding, and all rights in respect thereof, shall be deemed converted into 1.37 shares of common stock of the NEW CORPORATION; and thereafter each holder of shares of common stock of FORT WORTH, HOUSTON, and REALTY, upon surrender to the NEW CORPORATION, or its duly authorized agent, for cancellation of all certificates which prior to the effective date of this consolidation represented such shares, shall be entitled to receive one or more certificates representing the number of full shares of common stock of the NEW CORPORATION to which such holder is entitled. In other words, the exchange ratio shall be based on $100.00 par value common stock of the NEW CORPORATION issued for each $100.00 net worth of assets received from FORT WORTH, HOUSTON, and REALTY.     Fractional shares of common stock of the NEW CORPORATION shall be issued, if required.

(b)      The stockholders of the NEW CORPORATION will own the same percentage of common stock and value in the NEW CORPORATION as each such stockholder previously owned in FORT WORTH, HOUSTON, and REALTY.

ARTICLE SIX

Prior to the hereinabove transfers, any undistributed earnings of HOUSTON or FORT WORTH from its respective date of election as a small business corporation to the date of the transfers, the effective date of this consolidation, will be distributed to the stockholders of said corporations. Moreover, prior to the hereinabove transfers, any retained earnings of REALTY will be distributed to the stockholders prior to the effective date of this consolidation. Furthermore, after the hereinabove transfers, NEW CORPORATION will elect to be taxed as a small business corporation under Section 1372 of the Internal Revenue Code.

ARTICLE SEVEN

On the effective date of this consolidation, the NEW CORPORATION shall, without other transfer, succeed to and possess all the rights, privileges, immunities, powers and franchises, as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of FORT WORTH, HOUSTON, and REALTY and all and singular the rights, privileges, powers and franchises of FORT WORTH, HOUSTON, and REALTY and all property, real, personal and/or mixed, and all debts due to FORT WORTH, HOUSTON, and REALTY on whatever account, as well for stock subscriptions as all other things in action or belonging to FORT WORTH, HOUSTON, and REALTY shall be vested in the NEW CORPORATION; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest of FORT WORTH, HOUSTON, and REALTY shall be thereafter as effectually the property of the NEW CORPORATION as they were of FORT WORTH, HOUSTON, and REALTY, on the effective date of said consolidation, and the title to any real estate, vested or otherwise, under the laws of the State of Texas or of any of the other States of the United States or of the United States of America, in FORT WORTH, HOUSTON, and REALTY shall not revert or be in any way impaired by reason of said consolidation; provided, however, that all rights of employees and creditors of FORT WORTH, HOUSTON, and REALTY and all liens upon any property of FORT WORTH, HOUSTON, and REALTY shall be preserved unimpaired, but limited in lien to the property affected by such lien at the time of the effective date of this consolidation; and all debts, liabilities, and duties of FORT WORTH, HOUSTON, and REALTY shall thenceforth attach to the NEW CORPORATION and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. FORT WORTH, HOUSTON, and REALTY hereby agree that from time to time, as and when requested by the NEW CORPORATION or by its successors or assigns, they will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take, or cause to be taken, such further or other action as the NEW CORPORATION may deem necessary or desirable in order to vest or perfect in or confirm of record or otherwise to the NEW CORPORATION title to and possession of all said property, rights, privileges, powers and franchises and in all respects effectively carry out and effectuate the purposes of this agreement. FRIEDMAN hereby agrees that the certain profit sharing and pension plan which FORT WORTH and HOUSTON now have in effect shall continue unaffected and unimpaired by the consolidation, and full credit will be given to the employees of FORT WORTH and HOUSTON for periods of service with FORT WORTH and HOUSTON respectively.

ARTICLE EIGHT

The period of NEW CORPORATION'S duration is perpetual.

ARTICLE NINE

The purposes for which the NEW CORPORATION is organized are:

1.      To manufacture, assemble, buy, sell, exchange, distribute, acquire, own, hold, demonstrate, install, maintain, operate, repair, lease, license, mortgage, pledge, import, export and in any manner deal in and deal with, as principal, agent, or otherwise, articles, devices, trade names, trade marks, concessions, inventions, formulae, improvements, processes of any nature whatsoever, copy-rights, and Letters Patent of the United States and of foreign countries, machinery, appliances, equipment, and goods, wares and merchandise of every kind, nature and character, both tangible and intangible, together with raw materials, parts, supplies and other articles or things necessary, useful or desirable.

2.      To acquire by purchase, lease or otherwise, erect, maintain, undertake, carry on, own, hold, mortgage, sell, convey, exchange, improve, develop and in any other manner deal in and deal with manufacturing plants, factories, buildings, stores, whosesale, jobbing, distributing and retailing establishments, warehouses and workshops, businesses, good will, rights, assets and liabilities of any person, firm, association or corporation (excepting only, however, those businesses prohibited under Article 2.01 of the Texas Business Corporation Act), together with tools, trucks, machinery, equipment and any and all other equipment, services, supplies and property necessary or desirable for the conduct of the same.

3.      To act as manufacturer's representative, business representative, agent, sales agent, service agent, equipment and pro-curement engineers, importers, exporters, shippers, converters, expediters, contractors, representatives or in any other capacity (excepting, however, as Trustee or other fiduciary capacity) for and on behalf of or in the interest of any manufacturer, manufacturer's agent or agency, buyer, seller or dealer in articles of merchandise, supplies, equipment, appliances, machinery, commodities, finished or unfinished products, building materials, mill supplies, commercial supplies, food and clothing, hardware, mechanical and electrical devices, articles of import or export and things incidental thereto, and any and all other kinds of property, tangible or intangible.

4.      To purchase, receive, lease or otherwise acquire, own, hold, improve, use or otherwise deal in and with real property, or any interest therein, wherever situated, as are necessary to enable the corporation to do business as provided by Article 1302-4.01, Part Four of the Texas Miscellaneous Corporation Laws Act.

5.      To construct or purchase or purchase and maintain a public warehouse for the storage of products, excluding, however, agricultural commodities, poultry, dairy products, grain, cotton, wheat, rye, oats, rice or any other perishable or semi-perishable produce.

6.      To do and perform any and all acts and things authorized by Article 2.01 of the Texas Business Corporation Act, or which may be authorized in the future by any amendments thereto, excepting only, however, those businesses prohibited under Article 2.01 of the Texas Business Corporation Act or subject to the provisions of Part Four of the Miscellaneous Corporation Laws Act, especially Articles 4.01 and 4.05.

ARTICLE TEN

The aggregate number of shares which the NEW CORPORATION shall have the authority to issue is 30,000 shares of the par value of One Hundred Dollars ($100.00) each.

ARTICLE ELEVEN

The NEW CORPORATION will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received which sum is not less than One Thousand Dollars ($1,000.00).

ARTICLE TWELVE

The shareholders of the NEW CORPORATION hereby delegate to the Board of Directors power to adopt, alter, amend, or repeal the bylaws of the corporation; such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

ARTICLE THIRTEEN

The post office address of the NEW CORPORATION's initial registered office is 4001 Homestead Road, Houston, Harris County, Texas, and the name of its initial registered agent at such address is Harold Friedman.

ARTICLE FOURTEEN

The number of directors constituting the initial Board of Directors is four (4) and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Jack Friedman	1200 N. E. 28th Street	Fort Worth, Texas

Harold Friedman	4001 Homestead Road	Houston, Texas

Edward Gerstenfield	4001 Homestead Road	Houston, Texas

Henry Spira	4001 Homestead Road	Houston, Texas

ARTICLE FIFTEEN

Prior to the effective date of the consolidation none of the constituent corporations will engage in any activity or transaction other than in the ordinary course of business without first obtaining the approval of the others, nor will any of them issue any rights to subscribe to, or convert any obligation into, any shares of its capital stock or issue or sell any shares of its capital stock otherwise than upon exercise of the right of performance of an obligation of purchase or conversion outstanding on the date of this agreement. The constituent corporations will not declare or pay any dividend or make any other distribution of assets to its shareholders except as provided for herein.

ARTICLE SIXTEEN

Anything herein or elsewhere to the contrary notwithstanding, it is expressly recognized and agreed that the plan of consolidation herein contained may be terminated and abandoned before the effective date of such consolidation,

(a)      By the Board of Directors of any of the constituent corporations if any material covenant, representation, or warranty contained herein upon which such corporation is entitled to rely shall have been breached;

(b)      By mutual consent of the Boards of Directors of the constituent corporations;

(c)      By the Board of Directors of any of the constituent corporations if any material litigation shall be pending or threatened against any of the constituent corporations, or any of the respective assets, or the consolidation, which, in the judgment of such Board, renders it inadvisable to proceed with the consolidation;

(d)      By the Board of Directors of any of the constituent corporations if any of the properties of the other of the constituent corporations shall have been damaged by fire or other casualty, whether or not insured, which, in the judgment of such Board materially and adversely affects the assets or the conduct of the businesses of such corporation to such an extent as to make it inadvisable to proceed with the consolidation;

(e)      By the Board of Directors of any of the constituent corporations in the event the consolidation shall be deemed by it to be impractical by reason of the reasonably probable exercise of rights of appraisal and payment for shares the holders of shares of stock of the constituent corporations possessed perforce the provisions of Article 5.11 of the Texas Business Corporation Act. In the event of termination and abandonment of this agreement and plan of consolidation by the Board of Directors of any of the constituent corporations as herein provided for, notice shall promptly be given to the other, and thereupon this agreement and plan of consolidation shall become wholly void and of no effect, and there shall thereafter be no liability on the part of either of the constituent corporations or the respective Board of Directors or shareholders by reason thereof.

ARTICLE SEVENTEEN

That if the shareholders of each of the constituent corporations approve this agreement and plan of consolidation in conformity with the procedure specified in Article 6.03 of the Texas Business Corporation Act, all expenses thereafter incurred in carrying this agreement into effect shall be paid by the NEW CORPORATION. All expenses prior to such approval, if any, shall be paid by the corporation incurring the same, and it is expressly agreed that each corporation will pay and discharge, as incurred, all its own counsel fees, postage, and all other expenses incidental to complying with the provisions of Article 5.03 of the Texas Business Corporation Act, and any and all other expenses incidental to submission to this agreement and plan to the respective shareholders of the constituent corporations.

ARTICLE EIGHTEEN

This agreement shall be submitted to the shareholders of FORT WORTH, HOUSTON, and REALTY, respectively, at meetings called to be held on or before February 20, 1965, or such later date as may be approved by the respective Board of Directors of FORT WORTH, HOUSTON, and REALTY.

ARTICLE NINETEEN

For the convenience of the parties and to facilitate the filing or recording of this agreement and plan any number of counterparts thereof may be executed, and each such executed counterpart shall be deemed to be an original instrument.

IN TESTIMONY WHEREOF, this agreement has been signed by the majority of the directors of each of the constituent corporations and each of the constituent corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its secretary, all as of the day and year first written above.

FRIEDMAN PIPE & STEEL COMPANY OF FORT WORTH, INC.

	By	/s/ Ira Katzman
President

ATTEST

/s/ Harold Friedman
SECRETARY

A majority of the directors of FRIEDMAN PIPE & STEEL COMPANY OF FORT WORTH, INC.

/s/ Jack Friedman	(JF)

/s/ Ira Katzman	(IK)

/s/ Harold Friedman	(HF)

/s/ Henry Spira	(HS)

/s/ Edward Gerstenfeld	(EG)

FRIEDMAN PIPE & STEEL COMPANY OF HOUSTON, INC.

		By	/s/ Harold Friedman
President

ATTEST

/s/ Jack Friedman

A majority of the directors of FRIEDMAN PIPE & STEEL COMPANY OF HOUSTON, INC.

/s/ Jack Friedman	(JF)

/s/ Ira Katzman	(IK)

/s/ Harold Friedman	(HF)

/s/ Henry Spira	(HS)

/s/ Edward Gerstenfeld	(EG)

FRIEDMAN REALTY, INC.
ATTEST
		By	/s/ Jack Friedman
/s/ Harold Friedman			President
SECRETARY

A majority of the directors of FRIEDMAN REALTY, INC.

/s/ Jack Friedman	(JF)

/s/ Ira Katzman	(IK)

/s/ Harold Friedman	(HF)

/s/ Henry Spira	(HS)

/s/ Edward Gerstenfeld	(EG)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is FRIEDMAN PIPE AND STEEL CO.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on March 1, 1971.

I.

The amendment alters or changes Article I of the original or amended articles of incorporation and Article I is hereby amended to read as follows:

The name of the corporation shall be FRIEDMAN INDUSTRIES, INCORPORATED.

II.

The amendment alters or changes Article X of the original or amended articles of incorporation and Article X is hereby amended to read as follows:

The total aggregate authorized capital stock of the corporation shall be 3,000,000 shares of Common Stock having a par value of $1.00 per share and 1,000,000 shares of Cumulative Convertible Preferred Stock having a par value of $1.00 each.

The designations, preferences, privileges and the voting powers of the shares of Cumulative Convertible Preferred Stock, and the shares of Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.      The shares of Cumulative Convertible Preferred Stock may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of Cumulative Convertible Preferred Stock shall be of equal rank and identical except to the extent that variations in the relative rights and preferences are hereby fixed and determined as between series hereby established and except to the extent that variations in the relative rights and preferences enumerated in Subparagraphs (a) through (f), inclusive, of Paragraph 2 of this Article X, may be fixed and determined by the Board of Directors between series hereafter established; and each share of a series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative. Shares of any series of Cumulative Convertible Preferred Stock which have been retired or cancelled in any manner, including shares redeemed or treasury shares retired and shares which have been converted into Common Stock or exchanged for shares of Cumulative Convertible Preferred Stock of any other series, shall have the status of authorized but unissued shares of cumulative Convertible Preferred Stock and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or as shares of any other series.

2.      Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article X to divide the shares of Cumulative Convertible Preferred Stock into one or more series, and to fix and determine by resolution or resolutions providing for the issue of such series the following relative rights and preferences as to which there may be variations between the series so established.

(a)      The distinction designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b)      The annual rate of dividends payable on shares of such series, the conditions upon which and the dates when such dividends shall be payable;

(c)      The time or times when and the price or prices at which shares of such series shall be redeemable;

(d)      The amount payable on shares of such series in thy event of any liquidation, dissolution or winding up of the affairs of the corporation;

(e)      The terms and conditions and the date or dates on which the shares of such series shall be convertible into shares of Common Stock;

(f)      The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of any other series of Cumulative Convertible Preferred Stock, and the terms and conditions of such conversion or exchange.

3.      (a)      The holders of shares of Cumulative Convertible Preferred Stock of each series, in preference to the holders of shares of Common Stock, shall be entitled to receive, out of the assets of the corporation which are by law available for the payment of dividends, cumulative cash dividends in such amounts and payable at such time or times as shall be fixed and determined by the Board of Directors in any resolution providing for the issuance of any such series.

(b)      Cash dividends upon shares of each series of Cumulative Convertible Preferred Stock shall commence to accrue and shall be cumulative from the dividend payment date as of which cash dividends shall have paid next preceding the date of issue thereof, unless the date of issue thereof is a dividend payment date as of which cash dividends shall have been paid, in which case dividends shall accrue and shall be cumulative from such dividend payment date, or unless the date of issue thereof is prior to the first dividend payment date, in which case cash dividends shall commence to accrue and shall be cumulative from the date of issue thereof.

(c)      In case the corporation shall not pay in full the cash dividend required to be paid in respect of shares of all series of Cumulative Convertible Preferred Stock, the shares of all series of Cumulative Convertible Preferred Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the sums that would be payable on said shares if all dividends thereon were declared and paid in full. Accumulations of dividends shall not bear interest.

4.      (a)      The shares of Cumulative Convertible Preferred Stock of any series then outstanding shall be redeemable, in whole or in part, at the option of the corporation, by resolution of its Board of Directors, at such price or prices and at such time or times as may be fixed and determined by the Board of Directors in accordance with any resolution providing for the issuance of any such series of Stock, plus all dividends accrued and unpaid on such Stock up to the date fixed for redemption. In case of redemption of a part only of the shares of Stock of any series at the time outstanding, the redemption may be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing, the Board of Directors shall have full authority and power to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and the terms and conditions upon which the shares of Stock shall be redeemed from time to time.

(b)      Notice of every redemption of shares of Cumulative Convertible Preferred Stocks in form approved by the Board of Directors, shall be given by mailing such notice, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares so to be redeemed at his address as the same shall appear on the books of the corporation. Each such notice shall specify the date fixed for redemption and the place where payment of the redemption price, together with accrued and unpaid dividends to the date fixed for redemption, is to be made upon surrender for cancellation of the certificates representing shares called for redemption. In the case of redemption of shares of Cumulative Convertible Preferred Stock such notice shall also state that the right to convert the shares so to be redeemed will terminate at the close of business on the third (3rd) day preceding the date fixed for redemption and the applicable conversion rate. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the corporation has failed to mail said notice or except as to the holder whose notice was defective. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

(c)      At any time after notice of redemption shall have been duly given as above provided, the corporation may deposit the aggregate redemption price and accrued and unpaid dividends to the date fixed for redemption in trust, with a bank or trust company doing business in the City of Houston, State of Texas, named in such notice, for payment on or before the date fixed for redemption in respect of the shares called for redemption, of the redemption price and accured and unpaid dividends to the date fixed for redemption. Any interest accrued on funds which are deposited as aforesaid shall be paid to the corporation from time to time and the holders of shares to be redeemed shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of 6 years from the date fixed for redemption, shall be repaid to the corporation, after which the holders of the shares so called for redemption shall look only to the corporation for payment of the redemption price and accrued and unpaid dividends to the date fixed for redemption in respect to such shares.

(d)      If notice of redemption shall have been duly given as hereinabove provided, on and after the date fixed for redemption (unless the corporation shall default in making payment of the redemption price and accrued and unpaid dividends to the date fixed for redemption), all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares, including, but not limited to, the right to receive dividends thereon, shall cease and terminate, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, and the holders of such shares so called for redemption shall cease to be shareholders and shall have no interest in or claim against the corporation except the right to receive the redemption price and accrued and unpaid dividends to the date fixed for redemption, upon surrender of their certificates for cancellation.

(e)      In order to facilitate the redemption of any shares of Cumulative Convertible Preferred Stock, the Board of Directors is authorized to cause the transfer books of the corporation to be closed as to the shares to be redeemed.

(f)      Any resolution of the Board of Directors calling shares of any series of Cumulative Convertible Preferred Stock for redemption may provide, to the extent permitted by applicable law, that the shares so redeemed may have the status of treasury stock.

5.     (a)      Subject to the limitations prescribed in this Article X and any further limitations prescribed in accordance therewith, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

(b)     So long as any shares of Cumulative Convertible Preferred Stock of any series shall be outstanding, the corporation will not declare or pay any dividends on shares of Common Stock (other than dividends payable solely in shares of Common Stock) or make, directly or indirectly, any other distribution of any sort, in respect of shares of Common Stock or any payment on account of the purchase or other acquisition of shares of Common Stock, unless, at the date of such declaration in the case of a dividend or at the date of such distribution or other payment, all cumulative dividends on the then outstanding shares of Cumulative Convertible Preferred Stock of all series for all past dividend periods shall have been declared and paid in full.

6.    (a)    At the option of the holder thereof, the shares of Cumulative Convertible Preferred Stock shall be convertible at or during such time or times as shall be fixed and determined by the Board of Directors in any resolution providing for the issuance of any such series of Cumulative Convertible Preferred Stock, into shares of Common Stock upon the following terms and conditions:

(i)     The shares of Cumulative Convertible Preferred Stock shall be convertible at the office of any Transfer Agent for the shares of Cumulative Convertible Preferred Stock (or such other place as may be designated by the corporation) into fully paid and non-assessable shares of Common Stock, at such rate as shall be fixed and determined by the Board of Directors in any resolution providing for the issuance of any such series of Cumulative Convertible Preferred Stock. The corporation shall make no payment or adjustment on account of any dividends accrued on the shares of Cumulative Convertible Preferred Stock surrendered for conversion. In case of the call for redemption of any shares of Cumulative Convertible Preferred Stock of any series, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the third (3rd) day preceding the date fixed for redemption unless default shall be made in the payment of the redemption price and accrued and unpaid dividends to the date fixed for redemption.

(ii)   In order to convert shares of Cumulative Convertible Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates representing shares of Cumulative Convertible Preferred Stock, duly endorsed to the corporation or in blank, at the office of any Transfer Agent for the shares of Cumulative Convertible Preferred Stock (or such other place as may be designated by the corporation), and shall give written notice to the corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates representing shares of Common Stock to be issued. The corporation will, as soon as practicable thereafter, deliver at said office to such holder of shares of Cumulative Convertible Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of whole shares of Common Stock to which he shall be entitled as aforesaid. Shares of Cumulative Convertible Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iii)   The issuance of certificates for shares of Common Stock upon the conversion of shares of Cumulative Convertible Preferred Stock shall be made without charge to the converting shareholder for any tax in respect of the issuance of such certificates; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate representing shares of Common Stock in a name other than that of the holder of the shares of Cumulative Convertible Preferred Stock so converted, and the corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the corporation the amount of such tax or shall have established to the satisfaction of the corporation that such tax has been paid.

(b)     The conversion rate provided in Clause (i) of Subparagraph (a) of this Paragraph 6 shall be subject to the following adjustments:

(i)    While any shares of Cumulative Convertible Preferred Stock shall be outstanding, in case the corporation shall declare and pay to the holders of shares of Common Stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend shall be proportionately increased, such adjustment to become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend.

(ii)   While any shares of Cumulative Convertible Preferred Stock shall be outstanding, in case the corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or issue by reclassification of its shares of Common Stock any shares of the corporation, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of shares of Cumulative Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares which he would have owned or been entitled to receive after the happening of any of the events described above, had such shares or Cumulative Convertible Preferred Stock been converted immediately prior to the happening of such event, such adjustment to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination or reclassification, as the case may be, becomes effective.

(iii)   No adjustment in the conversion rate shall be if, at the same time as the corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which, as provided in Clause (i) above, would otherwise call for an adjustment in the conversion rate, the corporation shall issue shares of Common Stock as a dividend or distribution on the outstanding shares of Cumulative Convertible Preferred Stock equivalent to the number of shares distributable on the shares of Common Stock into which the Cumulative Convertible Preferred Stock is then convertible.

(iv)    No adjustment in the conversion rate shall be made by reason of the issuance of shares of Common Stock or any security convertible into shares of Common Stock in exchange for cash, property or services.

(v)     In case the corporation shall be consolidated with or merge into any other corporation, proper provisions shall be made as a part of the terms of such consolidation or merger, whereby the holder of any shares of Cumulative Convertible Preferred Stock at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the corporation resulting from such consolidation or merger, as shall be substantially equivalent to the conversion rights herein provided for.

(vi)   No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least one-half of one percent in such rate; provided, however, that any adjustments which by reason of this Clause (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)      No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of shares of Cumulative Convertible Preferred Stock but, in lieu thereof, there shall be issued the number rounded down to the next whole number.

(d)      The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion or exchange of shares of Cumulative Convertible Preferred Stock, the full number of whole shares of Common Stock then deliverable upon the conversion or exchange of all shares of Cumulative Convertible Preferred Stock of all series at the time outstanding.

7.     (a)      Subject to the remaining provisions of this Paragraph 7, the shares of Cumulative Convertible Preferred Stock shall be preferred over the shares of common stock as to the net assets of the corporation.

(b)      In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after payment or provision for payment of the debts, and other liabilities of the corporation, the holders of all then outstanding shares of Cumulative Convertible Period Preferred Stock shall be entitled to receive, out of the net assets of the corporation, an amount in cash for each share, equal to the amount fixed and determined by the Board of Directors in any resolution providing for the issuance of any such series of Stock, before any distribution shall be made to the holders. If upon any dissolution, liquidation or winding up of the affairs of the corporation, the net assets, available for distribution shall be insufficient to pay the holders of all outstanding shares of Cumulative Convertible Preferred Stock, the full amounts to which they respectively shall be entitled, the holders of all outstanding shares of Preferred Stock shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable were paid in full.

(c)     In the event of any dissolution, liquidation or winding up of the affairs of the corporation, the holders of all outstanding shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the corporation, and of amounts to which the holders of all outstanding shares of Cumulative Convertible Preferred Stock to share ratably in the remaining net assets of the corporation.

(d)     Neither the merger or consolidation of the corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Article X.

8.     (a)    At every meeting of the shareholders, every holder of shares of capital stock of the corporation, be it Common Stock or Cumulative Convertible Preferred Stock, shall be entitled to one vote in person or by proxy for each share of Common Stock or Cumulative Convertible Preferred Stock standing in his name on the books of the corporation. The Common Stock and Cumulative Convertible Preferred Stock shall vote together as one class, except as provided in the Texas Business Corporation Act or as hereinafter provided.

(b)     Nothing herein contained shall require the class vote or consent of the holders of shares of Cumulative Convertible Preferred Stock for or in respect of (i) any increase in the total number of authorized shares of Common Stock, or (ii) the fixing of any relative rights and preferences of any series of Cumulative Convertible Preferred Stock that may be fixed and determined by the Board of Directors as provided in this Article X. If at or prior to the time of taking effect of any of the matters with respect to which the class vote or consent of the holders of shares of Cumulative Convertible Preferred Stock, provision is made for the redemption, in accordance with the provisions of this Article X, of all outstanding shares of the Class of Cumulative Convertible Preferred Stock as the case may be, the class vote or consent of which would otherwise be required, then no such class vote or consent shall be required.

(c)     Whenever at any time or times, dividends payable on the Cumulative Convertible Preferred Stock shall be in default in an aggregate amount equivalent to four full quarterly dividends on any series of Cumulative Convertible Preferred Stock at the time outstanding, the outstanding Cumulative Convertible Preferred Stock of all such series shall have the exclusive right, voting separately as a class to elect two additional directors of the Corporation. The special right to elect two directors shall remain in force until such time as all dividends accumulated on the Cumulative Convertible Preferred Stock shall have been paid in full, at which time the right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

At any time when such voting power shall be vested in the Cumulative Convertible Preferred Stock as herein provided, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent in amount of the Cumulative Convertible Preferred Stock then outstanding, upon which the dividends are indefault, addressed to the Secretary of the Corporation, call a special meeting of the Cumulative Convertible Preferred Stock of the class or classes having acquired voting power with respect thereto, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date at the place for the holding of annual meetings of stockholders of the Corporation. If such meeting shall not be called by the proper officer of the corporation within twenty (20) days after personal service of the said written request upon the secretary of the corporation or within twenty (20) days after mailing the same within the United States of America by registered mail addressed to the secretary of the corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), the holders of record of at least ten percent in the amount of the Cumulative Convertible Preferred Stock then outstanding upon which dividends are inadequate, may designate in writing one of their number to call such meeting, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the corporation. Any holder of Cumulative Convertible Preferred Stock so designated shall have access to the stockbooks of the corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions.

At any meeting so called, and at any other meeting of stockholders held for the purpose of electing directors at which Cumulative Convertible Preferred Stock shall have the right, voting separately as a class, to elect directors as aforesaid, the presence in person or by proxy of one-third of the outstanding shares, the class or classes of Cumulative Convertible Preferred Stock entitled to vote by reason of this paragraph shall be required to constitute a quorum of such class for the election of any director by the Cumulative Convertible Preferred Stock as a class.

At any such meeting or adjournment thereof, (a) the absence of a quorum of the Cumulative Convertible Preferred Stock shall not prevent the election of the directors to be elected by the holders of stock other than the Cumulative Convertible Preferred Stock as a class and the absence of a quorum of stock other than the Cumulative Convertible Preferred Stock shall not prevent the election of the directors to be elected by the holders of the Cumulative Convertible Preferred Stock as a class and (b) in the absence of such quorum either of the Cumulative Convertible Preferred Stock class or of stock other than the Cumulative Convertible Preferred Stock, a majority of the holders, present in person or by proxy, of the stock which lacks a quorum shall have power to adjourn the meeting for the election of the directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Upon any termination of the right of the Convertible Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office shall terminate upon the election of new directors at the next meeting of the other class or classes of stock of the corporation then entitled to vote for directors, which meeting may be held at any time after such termination of voting right in the Convertible Preferred Stock, upon notice as above provided, and shall be called by the Secretary of the corporation upon written request of the holders of record of ten percent of the aggregate number of outstanding shares of such other class or classes of stock then entitled to vote for directors or upon a majority vote of the Board of Directors.

ARTICLE THREE

The number of shares of the corporation outstanding at time of such adoption was 12,846.8090 of Common Stock; and number of shares entitled to vote thereon was 12,846.8090 of Common Stock.

ARTICLE FOUR

The number of shares voted for such amendment was 9903.763; and the number of shares voted against such amendment was none.

ARTICLE FIVE

The manner in which an exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

The shares of Common Stock having a $100.00 par value will be exchanged for 20 shares of Common Stock having a $1.00 par value.

ARTICLE SIX

The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

As a result of the reduction of the par value of the outstanding Common Stock, the stated capital of the corporation is changed from $1,284,681.00 to $256,936.00; the amount of such reduction, $1,027,745.00 is carried on the books of the corporation as reduction surplus.

DATED March 17, 1971

By:	/s/ Henry Spira
Vice President

By:	/s/ Harold Friedman
Secretary

STATE OF

COUNTY OF

I,                                              , a Notary Public, do hereby certify that on this 17th day of March, 1971, personally appeared before me       /s/ Henry Spira       , who declared he is      Vice President      of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Notary Public
Notary Public in and for Harris County, Texas

STATEMENT OF

RESOLUTION ESTABLISHING SERIES OF SHARES

To the Secretary of State of the State of Texas:

Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

1.      The name of the corporation is FRIEDMAN INDUSTRIES, INCORPORATED.

2.      The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by the board of directors of the corporation on March 1, 1971:

RESOLVED, that this Corporation declare a dividend to its shareholders of record on March 1, 1971, to be issued and delivered to the shareholders on March 20, 1971, 54,000 shares of its Preferred Stock having a par value of $1.00 per share which Preferred Share shall be designated the "Class A" Preferred Stock; and

BE IT FURTHER RESOLVED, that such Class A Preferred Stock shall be entitled to the following rights and preferences:

(1)   The Class A Preferred Stock shall be entitled to a preferred dividend, before any dividend shall be payable upon the Common Stock of the Company, in the amount of $.20 per year; the dividend shall be payable quarterly at the rate of $.05 per share; to be paid on the first days of April, July, October and January of each year, commencing with April 1, 1971.

(2)   In the event of liquidation of the Company, the Class A Preferred Stock shall be entitled to share in the assets of the Company ratably on a share for share basis with the common Stock.

(3)   The Class A Preferred Stock shall be convertible into the Common Stock of the Company on a share for share basis at any time after June 30, 1976, or prior to such time in the event that:

(1)      The holder thereof shall die,

(2)       The Company shall merge or sell substantially all of its assets.

In no other instance shall the Class A Preferred Stock be converted into the Common Stock of the Company prior to July 1, 1976.

(4) Class A Preferred Stock shall be entitled to one vote per share in the election of Directors of the corporation on the same basis as the Common Stock and shall be entitled to vote on all matters brought before the shareholders of the Company on the same basis as if it were Common Stock.

(5) The Class A Preferred Stock shall not be entitled to protection from dilution by reason of Common Stock dividends that shall be declared prior to September 30, 1971.

Dated March 24, 1971.

By:	/s/ Henry Spira
Its Vice President

By:	/s/ Harold Friedman
Its Secretary

STATE OF TEXAS

COUNTY OF HARRIS

I, the undersigned, a notary public, do hereby certify that on this 24 day of March, 1971, personally appeared before me HENRY SPIRA, who being by me first duly sworn, declared that he is the Vice President of FRIEDMAN INDUSTRIES, INCORPORATED, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.

/s/ Notary Public
Notary Public in and for Harris County, Texas

ARTICLES OF AMENDMENT BY THE SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF FRIEDMAN INDUSTRIES, INCORPORATED

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which deny pre-emptive rights and cumulative voting:

ARTICLE ONE

The name of the corporation is FRIEDMAN INDUSTRIES, INCORPORATED.

ARTICLE TWO

The following amendments to the Articles of Incorporation were adopted by the Shareholders of the corporation on June 20, 1971:

The Articles of Incorporation are hereby amended by adding thereto a new Article Twenty and Twenty-One reading as follows:

ARTICLE TWENTY

No shareholder or other person shall have any pre-emptive rights whatsoever.

ARTICLE TWENTY-ONE

Cumulative voting in the election of directors shall not be permitted.

ARTICLE THREE

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares

Common	621,000

"Class A" Preferred Stock	54,000

ARTICLE FOUR

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares
	For	Against

Common	517,404	64,688

"Class A" Preferred Stock	45,000	5,625

DATED:    June 20, 1971

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Jack Friedman
its President

and	/s/ Harold Friedman
its Secretary

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I, the undersigned authority, a Notary Public, do hereby certify that on this 20th day of June, 1971, personally appeared before me JACK FRIEDMAN, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Notary Public
NOTARY PUBLIC - Harris County - Texas
Randal Kemper

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FRIEDMAN INDUSTRIES, INCORPORATED

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which increases the shareholder vote required to approve mergers, consolidations and transfers of substantially all of the assets of the corporation:

ARTICLE ONE.   The name of the corporation is Friedman Industries, Incorporated.

ARTICLE TWO.   The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on August 3, 1976:

The Articles of Incorporation are hereby amended by adding thereto a new Article Twenty-Two reading as follows:

A.      Except as otherwise set forth in this Article Twenty-Two, the affirmative vote or consent of the holders of 80% of all stock of the corporation entitled to vote in elections of directors (excluding stock entitled so to vote only upon the happening of some contingency unless such contingency shall have occurred and is continuing), considered for purposes of this Article Twenty-Two as one class and hereinafter in this Article embraced in the term "voting stock", shall be required for a merger or consolidation of the corporation with or into any other corporation or the sale, lease or other disposition outside the ordinary course of business by the corporation of all or substantially all its assets. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of any class or series of stock of the corporation otherwise required by law or the Articles of Incorporation or the resolution or resolutions providing for the issuance of such class or series which have been adopted by the board of directors or any agreement between the corporation and any national securities exchange.

B.      The provisions of Paragraph A of this Article Twenty-Two shall not apply to any merger or consolidation of this corporation with, or any sale, lease or other disposition by this corporation of any assets to, any corporation 50% or more of the outstanding voting stock of which is beneficially owned, directed or indirectly, by this corporation.

C.      Notwithstanding any other provision of these Articles of Incorporation or the by-laws (and in addition to any other vote that may be required by law, these Articles of Incorporation or the by-laws), there shall be required to amend, alter, change or repeal, directly or indirectly, this Article Twenty-Two the affirmative vote or consent of the holders of 80% of all voting stock of the corporation (considered for this purpose as one class).

ARTICLE THREE.      The number of shares of the corporation outstanding at the time of such adoption was 1,740,211; and the number of shares entitled to vote thereon was 1,740,211.

ARTICLE FOUR.      The number of shares voted for such amendment was 1,268,945; and the number of shares voted against such amendment was 26,395.

Dated August 3, 1976.

FRIEDMAN INDUSTRIES, INCORPORATED

By	/s/ Harold Friedman
Its President

And	/s/ Charles W. Hall
Its Assistant Secretary

2.

THE STATE OF TEXAS	X

COUNTY OF HARRIS	X

I,                                              , a notary public, do hereby certify that on this 3rd day of August, 1976, personally appeared before me Jack Friedman, who, being by me first duly sworn, declared that he is the President of Friedman Industries, Incorporated, that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

/s/ Notary Public
Notary Public in and for Harris County, Texas

3.

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FRIEDMAN INDUSTRIES, INCORPORATED

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which increase the number of authorized shares of Common Stock:

ARTICLE ONE.    The name of the corporation is Friedman Industries, Incorporated.

ARTICLE TWO.   The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on August 28, 1981:

The first paragraph of Article Ten of its Articles of Incorporation is hereby amended so as to read as follows:

ARTICLE TEN

The total aggregate authorized capital stock of the corporation shall be 10,000,000 shares of Common Stock, having a par value of $1.00 per share, and 1,000,000 shares of Cumulative Convertible Preferred Stock, having a par value of $1.00 per share.

ARTICLE THREE.     The number of shares of the corporation outstanding at the time of such adoption was 2,806,119; and the number of shares entitled to vote thereon was 2,806,119.

ARTICLE FOUR. The number of shares voted for such amendment was 2,319,233; and the number of shares voting against such amendment was 12,106

Dated September 2, 1981.

FRIEDMAN INDUSTRIES, INCORPORATED

By	/s/ Harold Friedman
Its President

And	/s/ Randal Kemper
Its Secretary

THE STATE OF TEXAS         §

                                                    §

COUNTY OF HARRIS            §

I,                                  , a notary public, do hereby certify that on this 2nd day of September, 1981, personally appeared before me Harold Friedman, who, being by me first duly sworn, declared that he is the President of Friedman Industries, Incorporated, that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

/s/ Notary Public
Notary Public in and for Harris County, TEXAS

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FRIEDMAN INDUSTRIES, INCORPORATED

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which limits the liability of directors.

ARTICLE ONE.      The name of the corporation is Friedman Industries, Incorporated;

ARTICLE TWO.      The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on September 18, 1987:

The Articles of Incorporation are hereby amended by adding thereto a new Article Twenty-Three reading as follows:

"ARTICLE TWENTY-THREE

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for any act or omission for which the liability of the director is expressly provided for by statute or (v) for any act related to an unlawful stock repurchase or payment of a dividend. If either the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by such amended act. Any repeal or modification of this Article Twenty-Three by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.”

ARTICLE THREE.     The number of shares of the corporation outstanding at the time of such adoption was 3,659,392; and the number of shares entitled to vote thereon was 3,659,293.

ARTICLE FOUR.      The number of shares voted for such amendment was 2,522,572; and the number of shares voted against such amendment was 10,052.

Dated September 21, 1987.

FRIEDMAN INDUSTRIES, INCORPORATED

By	/s/ Harold Friedman
Harold Friedman, President